UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 14, 2022

STRATA Skin Sciences, Inc.
(Exact Name of Registrant as Specified in Its Charter)

000-51481
(Commission File Number)

Delaware	13-3986004
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

5 Walnut Grove Drive, Suite 140
Horsham, Pennsylvania 19044
(Address of principal executive offices, including zip code)

(215) 619-3200
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SSKN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2022, based upon the recommendation of the Nominating and Governance Committee, the Board of Directors of Strata Skin Sciences, Inc. (the “Company”) appointed Patricia S. Walker M.D., Ph.D. to serve as a member of the Company’s Board of Directors until the earlier of Dr. Walker’s resignation or her successor has been elected and qualified.

Dr. Walker earned both her medical degree and her Ph.D. from the University of Iowa. Following her degrees, she completed a residency in Dermatology and a research fellowship in the Dermatology Branch, National Cancer Institute at the National Institute of Health (NIH). Dr. Walker is a board certified Dermatologist. Dr. Walker was Executive Vice President and Chief Science Officer responsible for research, development, and regulatory affairs at Allergan Medical (formerly known as Inamed Corporation). In addition to forming and running her own consulting company, Walker Consulting, Dr. Walker is also a practicing dermatologist and medical director of Walker Dermatology in Carpinteria, California.  Dr. Walker presently serves as a supervisory board member at Merz pharmaceuticals, serves on the board of directors at Forte Biosciences Inc. Prior, she served on the board of Neothetics, Inc. and as an advisor to the board of directors at Kythera Biopharmaceuticals, Inc.

Dr. Walker qualifies as independent as defined under the applicable listing standards of NASDAQ.  There are no arrangements or understandings between Dr. Walker and any other persons with respect to his appointment as a director. Dr. Walker does not have an interest requiring disclosure under Item 404(a) of Regulation S-K. There have been no transactions, nor are there any current proposed transactions, to which the Company or any of its subsidiaries was or is to be a party in which Dr. Walker, or any member of her immediate families, had, or will have, a direct or indirect material interest.  Dr. Walker will be compensated for services as a director on the same basis as other non-employee directors of the Company. Such compensation will be in accordance with the Company’s previously adopted compensation arrangements for directors, as described under the heading “Director Compensation” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on November 27, 2020.  Such description is incorporated herein by reference.  Dr. Walker will serve on the Company’s Audit Committee.

Item 7.01.        Regulation FD Disclosure.

On February 14, 2022, the Company issued a press release announcing the appointment of Dr. Walker as a member of the Company’s board of directors. The full text of such press release is furnished as Exhibit 99.1 to this report.

The information set forth under this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01         Financial Statements and Exhibits

(d) Exhibits

99.1  Strata Skin Sciences Press Release Dated March 14, 2022
104   Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATA SKIN SCIENCES, INC.

Date: February 14, 2022	By:	/s/ Christopher Lesovitz
Christopher Lesovitz
Chief Financial Officer